UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2021
__________________________
1LIFE HEALTHCARE, INC.
(Exact name of Registrant as Specified in Its Charter)
__________________________

Delaware	001-39203	76-0707204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, on June 6, 2021, 1Life Healthcare, Inc., or One Medical, and Iora Health, Inc., or Iora, entered into an Agreement and Plan of Merger pursuant to which a wholly owned subsidiary of One Medical will merge with and into Iora, with Iora surviving the merger as a wholly owned subsidiary of One Medical, referred to as the Merger. In connection with the Merger, on June 21, 2021, One Medical, Iora and certain of its subsidiaries entered into a Loan and Security Agreement, or the Loan Agreement, pursuant to which One Medical has agreed to advance to Iora amounts to fund working capital prior to the closing of the Merger or shortly after a termination thereof.

Under the Loan Agreement, Iora may borrow up to $75 million from time to time, effective as of the date of the Loan Agreement through the earlier of 30 calendar days following any termination of the merger agreement prior to the consummation of the Merger, or the Merger Termination, and the maturity date of borrowed amounts under the Loan Agreement. Such maturity date is the later of (i) 18 months following any Merger Termination and (ii) 90 days following the earliest of certain maturity dates set forth in Iora’s existing credit facility with Silicon Valley Bank, or the SVB Facility. Amounts drawn under the Loan Agreement are secured by all assets of Iora and are subordinated to Iora’s obligations outstanding under the SVB Facility.

Amounts drawn bear interest at a rate equal to 10% per year, payable monthly. Following a Merger Termination, the interest rate on outstanding drawn amounts will increase by 5% on the six-month anniversary of the termination date and by another 5% on the 12-month anniversary of the termination date, with the total interest rate capped at 20%. Following the Merger Termination, accrued and unpaid interest will accrete into outstanding principal at the end of each fiscal quarter unless Iora elects to pay such amounts in cash.

The Loan Agreement includes certain customary covenants and events of default generally consistent with those in the SVB Facility. Iora may voluntarily prepay any drawn amounts under the Loan Agreement without premium or penalty to the extent permitted under the SVB Facility.

Additional Information and Where to Find It

One Medical plans to file with the Securities and Exchange Commission, or the SEC, and the parties plan to furnish to the security holders of Iora and One Medical, a Registration Statement on Form S-4, which will constitute a prospectus and proxy statement of One Medical and will include an information statement of Iora, in connection with the proposed Merger, referred to as a proxy statement/prospectus, whereupon the separate corporate existence of Merger Sub shall cease and Iora shall continue as the surviving corporation of the Merger as a direct wholly owned subsidiary of One Medical. The proxy statement/prospectus described above will contain important information about One Medical, Iora, the proposed Merger and related matters. A proxy statement/prospectus will be sent to all One Medical stockholders. One Medical also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of One Medical are urged to read the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Merger as they become available because they will contain important information about the proposed Merger.

Investors and security holders will be able to obtain free copies of these documents, and other documents filed with the SEC, by One Medical through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from One Medical by contacting One Medical’s Investor Relations by email at investor@onemedical.com, or by going to the One Medical web page at https://investor.onemedical.com.

Participants in the Solicitation

The respective directors and executive officers of One Medical and Iora may be deemed to be participants in the solicitation of proxies from One Medical’s stockholders and written consents from the security holders of Iora in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus described above.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1LIFE HEALTHCARE, INC.

	By:	/s/ Bjorn Thaler
Dated: June 25, 2021		Bjorn Thaler
Chief Financial Officer